UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Stran & Company, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Stran & Company, Inc.

2 Heritage Drive, Suite 600

Quincy, MA 02171

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 30, 2022

Dear Stockholder:

We are pleased to invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Stran & Company, Inc., a Nevada corporation (“Stran,” the “Company,” “we,” “us,” or “our”), which will be held on November 30, 2022 at 1:00 p.m., Eastern Time, for the following purposes:

1.	To elect the six (6) members to our Board of Directors named in the accompanying proxy statement to hold office until the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”);

2.	To ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

3.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice or made available over the Internet. We are not aware of any other business to come before the Annual Meeting.

Our board of directors has fixed the close of business on October 11, 2022 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on October 11, 2022 are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to attend and participate in the annual meeting online, vote your shares electronically or submit your questions prior to and during the meeting by visiting the website(s) indicated in your proxy materials. You may need to have your control number included on your proxy card or on the instructions that accompanied your proxy materials or other information as instructed through your broker, bank or other holder of record to join the annual meeting. There will be no physical location for stockholders to attend, and you will not be able to attend the annual meeting in person.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached proxy statement and, whether or not you plan to attend the Annual Meeting, please vote your shares promptly by casting your vote via the Internet or any other provided voting option, or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or vote instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet, by mail or by any other option provided for voting before the Annual Meeting, or by voting electronically at the Annual Meeting.

By Order of the Board of Directors

Dated: October 31, 2022	/s/ Andrew Stranberg
Andrew Stranberg
Executive Chairman, Secretary and Treasurer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on November 30, 2022: Our 2022 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at https://materials.proxyvote.com/86260J.

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 30, 2022

A proxy is your legal designation of another person to vote the stock you own.  That designee is referred to as a proxy holder. Designation of a particular proxy holder can be effected by completion of a written proxy card, or by voting via the Internet or by another provided voting option.  If you return a proxy card, or vote by the Internet or other provided voting option, John Audibert and David Browner, our Vice President of Growth and Strategic Initiatives and Interim Chief Financial Officer, respectively, will act as your designated proxy holders for the Annual Meeting and will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted even if you are unable or decide not to attend the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy statement?

A proxy statement is a document that we are required by regulations of the Securities and Exchange Commission, or SEC, to give you when we ask you to provide a proxy to vote your shares at the Annual Meeting. Among other things, this Proxy Statement describes the proposals on which stockholders will be voting and provides information about us.

We are soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. We will use the proxies received in connection with proposals to:

1.	elect the six (6) members of our Board named in this proxy statement to hold office until the 2023 Annual Meeting;

2.	ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and

3.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

How do I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date (as defined below). If your shares are held in the name of a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee in order to participate in the virtual Annual Meeting. No physical meeting will be held.

You will be able to attend the virtual Annual Meeting online and submit your questions during the meeting by visiting the website(s) indicated in your proxy card or on the instructions that accompanied your proxy materials. You also will be able to vote your shares online by attending the virtual Annual Meeting. To participate in the Annual Meeting, you may need the control number included on your proxy card or on the instructions that accompanied your proxy materials or other information as instructed through your broker, bank or other holder of record. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. If your shares are held in the name of a broker, bank, or other nominee, you should contact your broker, bank, or other nominee to obtain your control number or other instructions provided by your broker, bank or other holder of record. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

In order to ensure that the virtual Annual Meeting provides stockholders with a meaningful opportunity to participate, stockholders will be able to ask questions of the Board and management both at the time of registration and during the Annual Meeting. Stockholders may submit questions during the Annual Meeting by typing questions in the question/chat section of the meeting screen. Questions relevant to meeting matters will be answered during the Annual Meeting, subject to time constraints and in accordance with the rules of conduct for the Annual Meeting. We will also post on our investor relations page at https://materials.proxyvote.com/86260J responses to questions relevant to meeting matters that are not answered during the Annual Meeting due to time constraints.

The virtual online meeting will begin promptly at 1:00 p.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

Why are you holding a virtual meeting instead of a physical meeting?

The Board has decided to hold the Annual Meeting as a virtual-only meeting this year in light of the public health and travel concerns arising in connection with the evolving coronavirus (COVID-19) pandemic, and to support the health and well-being of our stockholders, directors, employees, and communities.

In the event that the logistics of the Annual Meeting are further impacted by developments related to or stemming from this pandemic, we will announce such information as promptly as practicable. Please monitor our website at https://materials.proxyvote.com/86260J for updated information. As always, we encourage you to vote your shares prior to the meeting.

What if I have technical difficulties or trouble accessing the virtual annual meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website(s). If you encounter any difficulties accessing the virtual Annual Meeting website(s) during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Who may attend the Annual Meeting?

Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting.

Who is entitled to vote?

The Board has fixed the close of business on October 11, 2022 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholder who owned our common stock on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were 19,073,975 shares of our common stock outstanding.

What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?

If your shares are registered in your name with our transfer agent, VStock Transfer, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. The majority of our stockholders hold their shares in street name.

What am I voting on?

There are two (2) matters scheduled for a vote:

1. To elect six (6) members to our Board of Directors to hold office until the 2023 Annual Meeting; and

2. To ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy gives authority to the designated proxy holders to vote on such matters according to their best judgment.

How do I vote?

Stockholders of Record

Record holders of our common stock have two methods of voting:

1. Vote by Mail. To vote by mail, please mark, date, sign and promptly mail your proxy card (a postage-paid envelope is provided for mailing in the United States). If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions provided.

2. Vote Electronically at the Virtual Annual Meeting. Attend and vote at the virtual Annual Meeting. To participate in the annual meeting, you may need the control number included on your proxy card or other information on the instructions that accompanied your proxy materials.

Beneficial Owners of Shares Held in Street Name

Beneficial owners of our common stock have four methods of voting:

1. Vote by Internet. You may vote by using the Internet in accordance with the instructions provided on your Notice of Internet Availability of Proxy Materials or vote instruction form.

2. Vote by Mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States). If you received a Notice of Internet Availability of Proxy Materials, you may request a vote instruction form by following the instructions provided.

3. Vote by Phone. The telephone number for voting by phone is on your Notice of Internet Availability of Proxy Materials or vote instruction form.

4. Vote Electronically at the Virtual Annual Meeting. Attend and vote at the virtual Annual Meeting. Your broker, bank, or other nominee will provide any necessary control number or other voting instructions.

When must my votes be received by?

All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you wish to vote at the Annual Meeting, you may need the control number included on your proxy card or on the instructions that accompanied your proxy materials or other voting instructions from the broker, bank, or other holder of record in order to attend the virtual Annual Meeting and vote your shares. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to all shareholders except holders of record and will hold the Annual Meeting virtually to allow you to attend the Annual Meeting and vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

Each share of our common stock that you own as of October 11, 2022 entitles you to one vote.

Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.

How will my shares be voted if I give no specific instruction?

We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:

1.	“FOR” the election of each of the six (6) members to our Board of Directors to hold office until the 2023 Annual Meeting; and

2.	“FOR” the ratification of the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022.

This authorization would exist, for example, if a stockholder of record merely signs, dates and returns their proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “FOR,” “WITHHOLD” and broker non-votes; and, with respect to the other proposal, votes “FOR,”“AGAINST,” “ABSTAIN,” and broker non-votes.

What is the effect of a withhold vote?

Withhold votes will have no legal effect on the election of directors because such elections are by a plurality. Withhold votes will be counted as shares present and entitled to vote for purposes of determining a quorum.

What is a broker non-vote?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trustee or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

Proposal No. 1 is considered a “non-routine” matter, while Proposal No. 2 is considered a “routine” matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on Proposal No. 1, and a broker non-vote will occur on this matter. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Because Proposal No. 2 is a “routine” matter, a broker, bank, trustee or other nominee may be permitted to exercise its discretion on this proposal, which means there will be no broker non-votes on this matter. Broker non-votes will be counted as shares present for purposes of determining a quorum to the extent that the brokers, banks, trustees or other nominees use their discretionary authority to vote such shares on Proposal No. 2.

What is an abstention?

An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore will be counted for purposes of determining a quorum. Generally, unless provided otherwise by applicable law, our Amended and Restated Bylaws (“Bylaws”) provide that an action of our stockholders (other than the election of directors) is approved if a majority of the number of shares of stock entitled to vote thereon and present (either in person or by proxy) vote in favor of such action. Therefore, votes marked as “ABSTAIN” will have the same effect as a vote “AGAINST” the outcome in Proposal No. 2. Votes marked as “ABSTAIN” on Proposal No. 1 will have no effect because directors are elected by plurality voting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A “quorum” is necessary to conduct business at the Annual Meeting. A quorum is established if there is the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting. Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Abstentions will be counted as present for purposes of determining a quorum at the Annual Meeting. Similarly, broker non-votes will be counted as present for purposes of determining a quorum at the Annual Meeting to the extent that the brokers, banks, trustees or other nominees use their discretionary authority to vote such shares on Proposal No. 2. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

How many votes are needed for each proposal to pass?

Proposal	Vote Required
Election of each of the six (6) members to our Board of Directors	Plurality of the votes cast (the six directors receiving the most “FOR” votes)

Ratification of the Appointment of BF Borgers CPA PC as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2022	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.

What are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or vote in favor of specific nominees and withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form or as instructed in your Notice of Internet Availability of Proxy Materials.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by the Internet, you may revoke your proxy with a later Internet proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote electronically at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting electronically.

Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and other employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in forwarding solicitation materials.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Do the Company’s officers and directors have an interest in any of the matters to be acted upon at the Annual Meeting?

Members of the Board have an interest in Proposal No. 1, the election to the Board of the six (6) director nominees set forth herein, as all of the nominees are currently members of the Board. Members of the Board and executive officers of the Company do not have any interest in Proposal No. 2, the ratification of the appointment of our independent registered public accounting firm.

I am a stockholder, and I only received a copy of the Notice of Internet Availability of Proxy Materials in the mail. How may I obtain a full set of the proxy materials?

In accordance with the “notice and access” rules of the SEC, we may furnish proxy materials, including this proxy statement, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, to the extent that it was mailed to our stockholders, contains instructions on accessing and reviewing all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials or other proxy materials that you received.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice of Internet Availability of Proxy Materials, if applicable, and the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate Notices of Internet Availability of Proxy Materials and proxy materials. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability of Proxy Materials, if applicable, and these proxy materials, stockholders may contact:

Corporate Secretary

Stran & Company, Inc.

2 Heritage Drive, Suite 600

Quincy, MA 02171

Telephone: (800) 833-3309

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Whom should I contact with other questions?

You may obtain information from us by making a request by telephone or in writing at the address of our Corporate Secretary set forth above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect six (6) directors to hold office until the 2023 Annual Meeting. Directors are elected by a plurality of votes cast by stockholders. In the event the nominees are unable or unwilling to serve as directors at the time of the Annual Meeting, the proxies will be voted for any substitute nominees designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board will be reduced in accordance with the Bylaws of the Company. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected.

Assuming a quorum is present, the six (6) nominees receiving the highest number of affirmative votes of shares entitled to be voted for such persons will be elected as directors of the Company to serve for a one-year term. Unless marked otherwise, proxies received will be voted “FOR” the election of the nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Information with Respect to Director Nominees

Listed below are the current directors who are nominated to hold office until their successors are elected and qualified, and their ages as of the Record Date (October 11, 2022):

Name	Age
Andrew Stranberg	50
Andrew Shape	49
Travis McCourt	39
Alan Chippindale	63
Alejandro Tani	49
Ashley Marshall	37

The names of the nominees and certain biographical information about each current director standing for election at the Annual Meeting, including a description of his or her business experience, qualifications, education and skills that led our Board to conclude that such individual should serve as a member of our Board, are set forth below:

Andrew Stranberg co-founded our Company and has served as our Executive Chairman since 1995. From 1995 to January 2020, Mr. Stranberg was also our Chief Executive Officer. In 1995, Mr. Stranberg founded Stran Capital LLC, a family office, and has since been its Chief Executive Officer. From 1997 to 2016 he served as Chairman of STRAN Technologies IT Services, LLC, a U.S.-based producer of harsh environment and tactical interconnect products and services, and which was sold to Corning (NYSE:GLW) in 2016. From 2012 to November 2019, Mr. Stranberg was the founder and manager of Stran Maritime LLC for a joint venture with Atlas Maritime Ltd., an international shipping company, to conduct a joint purchase of two ships. Mr. Stranberg is a graduate of the University of New Hampshire Peter T. Paul College of Business and Economics.

We believe that Mr. Stranberg is qualified to serve on our board of directors due to his deep knowledge of Stran and his long executive and board experience with us since his co-founding of the Company.

Andrew Shape has over 25 years of merchandising, marketing, branding, licensing, and management experience. He is our co-founder and since 1996 has served as our President and director, and as our Chief Executive Officer since January 2020. From July 2018 to February 2021, Mr. Shape also served as the Chief Executive Officer and President and a director of Long Blockchain Corp., a Delaware corporation, or LBCC, in connection with a business co-managed with LBCC for its subsidiary Stran Loyalty Group Inc., a Delaware corporation, or SLG, that was focused on co-managing our loyalty and gift card programs. From June 2018 through January 2022, Mr. Shape served as a Director for Naked Brand Group, a Nasdaq-listed leading intimate apparel and swimwear company. Prior to forming Stran, from August 1995 to September 1996, Mr. Shape worked at Copithorne & Bellows Public Relations (a Porter Novelli company) as an Account Executive covering the technology industry. Mr. Shape holds a BA degree from the University of New Hampshire.

We believe that Mr. Shape is qualified to serve on our board of directors due to his deep knowledge of Stran, his industry expertise, and his experience as a director on other Nasdaq-listed companies.

Travis McCourt has been a member of our board of directors since November 2021. Mr. McCourt has over 20 years of experience from the financial industry working with companies to optimize their operational and financial procedures. In June 2014, he founded Conchoid Capital Fund where he still serves as a principal. From May 2012 to December 2014, he was a Principal at the investment firm McCourt. From November 2007 to May 2012, he was the Vice President of Alternative Capital Markets at Goldman Sachs. From November 2004 to December 2007, he served as a Front Office Executive for the Los Angeles Dodgers. Mr. McCourt graduated from Georgetown University.

We believe that Mr. McCourt is qualified to serve on our board of directors due to his investment management, buyout analysis, capital markets, investor relations and other business experience. Our board also determined that Mr. McCourt qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.

Alan Chippindale has been a member of our board of directors since November 2021. Mr. Chippindale has been President of Engage & Excel Enterprises Inc., an employee recruitment and M&A consulting company, since July 2017. From January 2008 to June 2017, Mr. Chippindale was Chief Business Development Officer of BrandAlliance Inc., a promotional products distributor. Mr. Chippindale graduated from Bowling Green State University with a bachelor degree in International Business and Marketing. Mr. Chippindale has been listed on the ASI Power 50 five times, was Chief Executive Officer and a director of BrandAlliance Inc., and was President of Proforma Inc. from September 1987 to December 2004. He is a leading business development, recruiting and merger and acquisition consultant for the promotional products industry, a strategic think tank member, and a certified marketing professional. He has managed over 100 business combinations and the recruiting of over 1,000 sales professionals.

We believe that Mr. Chippindale is qualified to serve on our board of directors due to his leading role in the promotional products industry.

Alejandro Tani has been a member of our board of directors since November 2021. Mr. Tani has vast experience from the technology, oil and gas industry and has several successful startups behind him. He is the current owner of Clair Trading, an import and export business since January 2007. He has also been Chief Information Officer and Chief Executive Officer of Innovative Genetics Inc., a packaging and IP company with a biotech arm serving the cannabis industry, and a Director and Partner of Green Beehive II LLC, a cannabis manufacturing company, since February 2017. Mr. Tani graduated from University Catolica Andres Bello - the largest and oldest Catholic university in Venezuela.

We believe that Mr. Tani is qualified to serve on our board of directors due to his business experience. Our board also determined that Mr. Tani qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.

Ashley L. Marshall has been a member of our board of directors since November 2021. Since November 2021, Ms. Marshall has been a Merchandise Manager at e-commerce furniture and home goods retailer Wayfair. From January 2015 to August 2020, Ms. Marshall was in the following planner positions with off-price apparel retailer The TJX Companies, Inc.: Allocation Analyst, January 2015 to December 2015; Senior Analyst, December 2015 to September 2017; Associate Planner, September 2017 to August 2020. From January 2014 to December 2015, Ms. Marshall was an attorney in the United States Treasury Department. Ms. Marshall earned a Bachelor of Business Administration from the University of Mississippi and a Juris Doctor from The George Washington University Law School.

We believe that Ms. Marshall is qualified to serve on our board of directors due to her over five years’ experience developing business strategy for TJX, a leading global retailer, and her background in law.

Our directors currently have terms which will end at the Annual Meeting or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the board of directors. There is no arrangement or understanding between any director or executive officer and any other person pursuant to which he or she was or is to be selected as a director, nominee or officer.

Our Nominating and Corporate Governance Committee, the members of which are all non-management directors, recommended each of the above directors as a nominee for election at the Annual Meeting and inclusion on the Company’s proxy card.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES TO THE BOARD SET FORTH IN THIS PROPOSAL NO. 1.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING

DECEMBER 31, 2022

The Audit Committee has selected BF Borgers CPA PC (“BF Borgers”) as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2022. A representative of BF Borgers is expected to be available at the virtual Annual Meeting and will have the opportunity to make a statement at the Annual Meeting if they desire to do so. Further, such representative is expected to be available to respond to appropriate questions at the Annual Meeting.

Although ratification is not required by our Bylaws or otherwise, we are asking our stockholders to ratify this appointment as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent accounting firm. Even if the selection is ratified, the Audit Committee may select a different independent accounting firm at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.

BF Borgers’s audit reports on the financial statements of the Company for the years ended December 31, 2020 and 2021 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2021 and 2020, there were (i) no disagreements between the Company and BF Borgers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to BF Borgers’s satisfaction, would have caused BF Borgers to make reference thereto in their reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by BF Borgers, the Company’s independent registered public accounting firm, for the indicated services for each of the last two fiscal years were as follows:

	Year Ended
	December 31,
	2021	2020
Audit Fees	$194,400	$—
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$194,400	$—

As used in the table above, the following terms have the meanings set forth below.

Audit Fees

Audit fees consist of fees for professional services performed by the Company’s independent registered public accounting firm for the audit of the financial statements included in our Annual Report on Form 10-K and review of the financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit related fees consist of fees for assurance and related services performed by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the paragraph captioned “Audit Fees” above. We did not engage our independent registered public accounting firm to provide assurance or related services during the last two fiscal years.

Tax Fees

Tax fees consist of fees for professional services performed by the Company’s independent registered public accounting firm with respect to tax compliance, tax advice, tax consulting and tax planning. We did not engage our independent registered public accounting firm to provide tax compliance, tax advice or tax planning services during the last two fiscal years.

All Other Fees

All other fees consist of fees for products and services provided by the Company’s independent registered public accounting firm, other than for the services reported under the headings “Audit Fees,” “Audit Related Fees” and “Tax Fees” above. We did not engage our independent registered public accounting firm to render services to us during the last two fiscal years, other than as reported above.

Pre-Approval Policies and Procedures

All auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor must be approved by the Audit Committee in advance, except non-audit services (other than review and attestation services) if such services fall within exceptions established by the SEC. The Audit Committee will pre-approve any permissible non-audit services to be provided by the Company’s independent auditors on behalf of the Company that do not fall within any exception to the pre-approval requirements established by the SEC. The Audit Committee may delegate to one or more members the authority to pre-approve permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Audit Committee at its next meeting. All of BF Borgers’s services described above were pre-approved by the Audit Committee or by one or more members under the delegate authority described above.

Vote Required

The selection of our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified, the Audit Committee will reconsider whether or not to retain BF Borgers.

Ratification of BF Borgers as our Company’s independent registered public accountant for the fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the votes cast (meaning the number of shares of Common Stock voted “for” this proposal must exceed the number of shares of common stock voted “against” this proposal). Abstentions will have no effect on this proposal because an abstention does not count as a vote cast. There will be no broker “non-votes” for this proposal because brokers have discretion to vote the shares held for the beneficial owners.

Board Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is a committee of the Board comprised solely of independent directors as required by the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) and rules and regulations of the SEC. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by the Company’s independent registered public accountants and reviewing their reports regarding the Company’s accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board, which is available on the Company’s website at https://ir.stran.com. The composition and responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

The Company’s management is responsible for preparing the Company’s financial statements and the independent registered public accountants are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent registered public accountants.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The Audit Committee has discussed with the independent registered public accountants matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and approved by the SEC. In addition, the independent registered public accountants provided to the Audit Committee the written disclosures and letter from the independent registered public accountants as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and the Audit Committee has discussed with such accountants such accountants’ independence from the Company and its management. The Audit Committee has discussed with management and the independent registered public accounts the procedures for selection of consultants, fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountants’ independence and has determined that the non-audit services performed by the independent registered public accountant are compatible with maintaining their independence.

The Audit Committee has discussed with the Company’s management and its independent registered public accountants, with and without management present, their evaluations of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

In addition, the audit committee has selected BF Borgers CPA PC as independent registered public accountants to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2022.

Submitted by the Audit Committee
Travis McCourt, Chairman
Alejandro Tani
Ashley Marshall

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the close of business on the Record Date for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and nominees, and (iv) all of our executive officers and directors as a group:

Name of Beneficial Owner	Position of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Andrew Stranberg(3)	Chairman, Secretary and Treasurer	Common Stock	5,226,333	27.2%
Andrew Shape(4)	President, Chief Executive Officer and Director	Common Stock	3,502,699	18.3%
Randolph Birney(5)	Executive Vice President	Common Stock	820,635	4.3%
Travis McCourt(6)	Director	Common Stock	7,892	*
Alan Chippindale(6)	Director	Common Stock	7,892	*
Alejandro Tani(6)	Director	Common Stock	7,892	*
Ashley Marshall(6)	Director	Common Stock	7,892	*
All executive officers and directors (12 persons) (7)		Common Stock	9,824,485	50.5%
Christopher Rollins(8)	Former Chief Financial Officer	Common Stock	5,533	*

*	Denotes less than 1% of the outstanding shares of common stock.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Record Date, through the exercise or conversion of any stock option, convertible security, warrant or other right. Except as set forth below, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 19,073,975 shares of common stock are considered to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act as of the date of this prospectus. For each beneficial owner above, any options exercisable within 60 days of the Record Date have been included in the denominator.

(3)	Mr. Stranberg was granted an option to purchase 400,000 shares of common stock on November 12, 2021. The option has an exercise price of $4.15 per share and a term of ten years. The option is subject to vesting over a four (4) year period with twenty-five percent (25%) of the option vesting on the first anniversary of the date of grant and the balance of the option (seventy-five percent (75%)) vesting monthly over the following three (3) years after the first anniversary of the date of grant at a rate of 1/36 per month. The option may be exercised to purchase 108,333 shares within 60 days of the Record Date and therefore that portion of the option is considered to be beneficially owned.

(4)	On May 24, 2021, Mr. Stranberg transferred 3,400,000 shares of common stock to Mr. Shape pursuant to a stock purchase agreement at a price per share that is equal to $0.1985 per share, being the price of our shares as of December 31, 2020 determined through an independent valuation of the Company dated April 27, 2021, in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. Mr. Shape paid the purchase price for the shares to Mr. Stranberg through the delivery to Mr. Stranberg of a promissory note. The promissory note provides for 2% simple annual interest, and principal and accrued interest must be repaid by the note’s third anniversary. The note grants a security interest to Mr. Stranberg in the transferred stock as to the repayment obligations under the note. The stock is subject to a lockup provision providing that one-half of the purchased shares may not be sold until the second anniversary of the date of the stock purchase agreement; provided, however, that such restriction on transfer will expire at a rate of 1/48th of the shares subject to the restriction per month over such two-year period.

Mr. Shape was granted an option to purchase 323,810 shares of common stock on November 12, 2021. The option has an exercise price of $4.15 per share and a term of ten years. The option is subject to vesting over a four (4) year period with twenty-five percent (25%) of the option vesting on the first anniversary of the date of grant and the balance of the option (seventy-five percent (75%)) vesting monthly over the following three (3) years after the first anniversary of the date of grant at a rate of 1/36 per month. The option may be exercised to purchase 87,699 shares within 60 days of the Record Date and therefore that portion of the option is considered to be beneficially owned.

(5)	On May 24, 2021, Mr. Stranberg transferred 800,000 shares of common stock to Mr. Birney pursuant to a stock purchase agreement at a price per share that is equal to $0.1985 per share, being the price of our shares as of December 31, 2020 determined through an independent valuation of the Company dated April 27, 2021, in accordance with Section 409A of the Internal Revenue Code of 1986, as amended. Mr. Birney paid the purchase price for the shares to Mr. Stranberg through the delivery to Mr. Stranberg of a promissory note. The promissory note provides for 2% simple annual interest, and principal and accrued interest must be repaid by the note’s third anniversary. The stock is subject to a lockup provision providing that one-half of the purchased shares may not be sold until the second anniversary of the date of the stock purchase agreement; provided, however, that such restriction on transfer will expire at a rate of 1/48th of the shares subject to the restriction per month over such two-year period.

Mr. Birney was granted an option to purchase 76,190 shares of common stock on November 12, 2021. The option has an exercise price of $4.15 per share and a term of ten years. The option is subject to vesting over a four (4) year period with twenty-five percent (25%) of the option vesting on the first anniversary of the date of grant and the balance of the option (seventy-five percent (75%)) vesting monthly over the following three (3) years after the first anniversary of the date of grant at a rate of 1/36 per month. The option may be exercised to purchase 20,635 shares within 60 days of the Record Date and therefore that portion of the option is considered to be beneficially owned.

(6)	Each of Mr. McCourt, Mr. Chippindale, Mr. Tani, and Ms. Marshall were granted an option to purchase 5,000 shares of common stock and 2,892 restricted shares of common stock on November 12, 2021. The restricted shares vest in four (4) equal quarterly installments commencing in the quarter ending March 31, 2022. The option vests in twelve (12) equal monthly installments over the first year following the date of grant, subject to the recipient continuing in service on the board of directors of the Company through each such vesting date. All of the shares of common stock which may be purchased by exercise of the stock option of each recipient will not be exercisable within 60 days of the Record Date and therefore are not considered to be beneficially owned at that time.

(7)	This amount does not include any amount of shares of common stock beneficially owned by Christopher Rollins, the former Chief Financial Officer of the Company, who is included in this table as a named executive officer only. In addition to the shares of common stock beneficially owned by the other individuals listed in this table, this amount includes (1) 62,500 shares of restricted stock and an option which may be exercised to purchase 31,250 shares of common stock within 60 days of the date of the Record Date held by our Chief of Staff, Stephen Paradiso; (2) 5,000 shares of restricted stock and an option which may be exercised to purchase 5,000 shares of common stock held by our Chief Operating Officer, Sheila Johnshoy; (3) 15,000 shares of common stock held directly by John Audibert, our Vice President of Growth and Strategic Initiatives, 40,000 shares of common stock held by Josselin Capital Advisors, Inc., over which Mr. Audibert has voting and investment control, an option which may be exercised to purchase 20,000 shares of common stock held by Josselin Capital Advisors, Inc., and an option which may be exercised to purchase 17,667 shares of common stock within 60 days of the Record Date held directly by Mr. Audibert; (4) an option which may be exercised to purchase 20,000 shares of common stock within 60 days of the date of the Record Date held by our Chief Technology Officer, Jason Nolley; and (5) 7,500 shares of restricted stock and an option which may be exercised to purchase 19,333 shares of common stock within 60 days of the date of the Record Date held by our Interim Chief Financial Officer, David Browner. Option exercise rights that are subject to vesting conditions that will not be met within 60 days of the Record Date or equity grants subject to performance-based goals that are not within the holder’s control and have not yet been certified as being met by the Company’s Compensation Committee are not included in this total.

(8)	Mr. Rollins was granted an option to purchase 81,000 shares of common stock and 10,000 restricted shares of common stock on November 12, 2021. The option has an exercise price of $4.15 per share and a term of ten years. Both the restricted stock and the stock option vest over a two-year period with 33% of the restricted stock and option vesting immediately upon issuance and the balance of the restricted stock and option (67%) vesting monthly over the following two years at a rate of 1/24 per month. Mr. Rollins resigned from his position as Chief Financial Officer of the Company effective July 29, 2022. Upon Mr. Rollins’ resignation, the unvested portion of Mr. Rollins’ restricted stock was forfeited, and the unvested portion of Mr. Rollins’ stock option became non-exercisable. The vested portion of Mr. Rollins’ option became non-exercisable as of October 28, 2022.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

During the year ended December 31, 2021:

●	our Board held one meeting;

●	the Audit Committee held one meeting;

●	the Compensation Committee did not hold meetings;

●	the Nominating and Corporate Governance Committee did not hold meetings; and

●	the Disclosure Controls and Procedures Committee did not hold meetings .

During the year ended December 31, 2021, each member of the Board attended all Board meetings and all members of committees attended all committee meetings held during the period of such member’s service.

We do not have a policy requiring Board members to attend the annual meeting of our stockholders. The Company did not hold an annual meeting of stockholders during 2021, because the Company was incorporated during that year.

Our Independent Directors

The rules of Nasdaq generally require that a majority of a listed company’s board of directors consist of independent directors. Prior to November 2021, our Board consisted of two (2) directors: Andrew Shape and Andrew Stranberg, neither of whom are independent within the meaning of Nasdaq’s rules. Effective November 8, 2021, Ashley Marshall, Travis McCourt, Alan Chippindale and Alejandro Tani were appointed to our Board pursuant to independent director agreements to serve as independent directors. For a discussion of the terms of our independent director agreements, see “Director Compensation” below.

As a result of these board changes, our board of directors consists of six (6) directors, four (4) of whom are independent within the meaning of Nasdaq’s rules, except that Mr. Chippindale has not been determined to meet certain additional independence requirements applicable to our Audit Committee members due to certain fee provisions under separate agreements with Mr. Chippindale. Please see the section entitled “Certain Relationships and Related Transactions – Transactions with Non-Employee Director” in this proxy statement.

Governance Structure

We chose to appoint a separate Executive Chairman of the Board who is not our Chief Executive Officer. Our Board believes that an independent Executive Chairman can act as a balance to our President and Chief Executive Officer, who also serves as a non-independent director; strengthens the independence of our Board; and allows us to have an Executive Chairman focused on the leadership of the Board while allowing our President and Chief Executive Officer to focus more of his time and energy on managing our operations. However, our Bylaws and governance principles provide the Board with the flexibility to combine or separate the positions of Executive Chairman, President and Chief Executive Officer. Andrew Stranberg currently serves as the Executive Chairman of our Board. We do not currently intend to combine these positions; however, a change in this leadership structure could be made if the Board determines it is in the best long-term interests of stockholders. For example, if the two roles were to be combined, we believe that the independence of the majority of our directors, and the three fully independent Board committees, would provide effective oversight of our management and the Company.

The Board’s Role in Risk Oversight

The Board and its committees oversee risk management so that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board’s oversight of the various risks facing our company. In this regard, our Board seeks to understand and oversee critical business risks. Our Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. Management communicates routinely with the Board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our Board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full Board. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Compensation Committee evaluates the risks and rewards associated with our compensation philosophy and programs. The Nominating and Corporate Governance Committee evaluates risk associated with management decisions and strategic direction. The Disclosure Controls and Procedures Committee assists as needed in assessing risks relevant to achieving the goal of accurate and timely disclosure, forming a basis for determining how the risks should be managed.

Board Committees

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Disclosure Controls and Procedures Committee. All committees operate under a written charter adopted by our Board, each of which is available on our Internet website at https://ir.stran.com.

In addition, our Board may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our Board.

Audit Committee

The Audit Committee is responsible for, among other things: (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls, (ii) the performance of the internal and external audit services function, (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance, (iv) the compliance by the Company with legal and regulatory requirements, including, with the assistance of the Company’s Disclosure Controls and Procedures Committee upon the Audit Committee’s request, the Company’s disclosure controls and procedures, (v) the evaluation of enterprise risk issues, and (vi) the preparation of the Audit Committee report that is required pursuant to the rules of the SEC, and (vii) the fulfillment of the other responsibilities set out in its charter.

The Audit Committee’s members are Travis McCourt, Alejandro Tani, and Ashley Marshall, with Mr. McCourt serving as the chairman. We believe that each of the Audit Committee’s members satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq’s rules. Our Board has determined that each of Mr. McCourt and Mr. Tani qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-K.

Compensation Committee

The Compensation Committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the board regarding the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

The Compensation Committee’s members are Alan Chippindale, Travis McCourt and Alejandro Tani, with Mr. Chippindale serving as the chairman. We believe that each of the Compensation Committee’s members satisfies the “independence” requirements of Rule 10C-1 under the Exchange Act and Nasdaq’s rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the Board by reviewing nominees for election to the Board submitted by stockholders and recommending to the Board director nominees for each annual meeting of stockholders and for election to fill any vacancies on the Board; (ii) advising the Board with respect to Board organization, desired qualifications of Board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with our Code of Ethics and Business Conduct; and (v) approving any related-party transactions.

The Nominating and Corporate Governance Committee’s methods for identifying candidates for election to our Board (other than those proposed by our stockholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources, including members of our Board, our executives, individuals personally known to the members of our Board, and other research. The Nominating and Corporate Governance Committee may also, from time to time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the Nominating and Corporate Governance Committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other Board members; (iii) the extent to which the candidate would be a desirable addition to the Board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

The Nominating and Corporate Governance Committee’s members are Alejandro Tani, Ashley Marshall, and Alan Chippindale, with Mr. Tani serving as the chairman. The Board has determined that the Nominating and Corporate Governance Committee is comprised solely of independent directors, as defined by Nasdaq.

Disclosure Controls and Procedures Committee

The Disclosure Controls and Procedures Committee is responsible for, among other things: (i) the identification and disclosure of material information about the Company; (ii) the accuracy, completeness and timeliness of the Company’s financial reports under the Exchange Act and the listing rules of Nasdaq; (iii) the review and, as necessary, help with the revision of the Company’s controls and other procedures; (iv) assistance with documenting, and monitoring the integrity and evaluating the effectiveness of, the Company’s disclosure controls and procedures; and (v) review of the Company’s reports filed with the SEC, press releases containing financial information or other information material to the Company’s security holders.

The Disclosure Controls and Procedures Committee’s members are comprised of the Company’s officers and directors. David Browner, the Company’s Interim Chief Financial Officer, acts as the chairman of the Disclosure Controls and Procedures Committee. The Company’s officers and directors may assume any or all of the responsibilities of the Disclosure Controls and Procedures Committee at any time.

Director Nominations

Criteria for Board Membership

The Nominating and Corporate Governance Committee is responsible for periodically evaluating the desirability of and recommending to the Board any changes in the size and composition of the Board or the qualifications for Board membership. In making its recommendations to the Board, the Nominating and Corporate Governance Committee considers, evaluates and selects nominated directors nominated either by the Board or the stockholders, in accordance the following general and specific considerations:

●	General Considerations. The Nominating and Corporate Governance Committee must ensure that the Board is comprised of at least enough independent directors to comply with the requirements of Nasdaq as well as applicable rules and regulations of the SEC. In making its recommendations, the Committee may consider some or all of the following factors: 1. The candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; 2. The interplay of the candidate’s experience with the experience of other Board members; 3. The extent to which the candidate would be a desirable addition to the Board and any committee thereof; 4. Whether or not the person has any relationships that might impair his or her independence, including, but not limited to, business, financial or family relationships with the Company’s management; and 5. The candidate’s ability to contribute to the effective management of the Company, taking into account the needs of the Company and such factors as the individual’s experience, perspective, skills and knowledge of the industries in which the Company’s subsidiaries operate.

●	Specific Considerations. In addition to the foregoing general considerations, the Nominating and Corporate Governance Committee will develop, reevaluate at least annually and modify as appropriate a set of specific considerations outlining the skills, experiences (whether in business or in other areas such as public service, academia or scientific communities), particular areas of expertise, specific backgrounds, and other characteristics for which there is a specific need on the Board and which would enhance the effectiveness of the Board and its committees given its current composition.

The Nominating and Corporate Governance Committee will evaluate each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or reelection (or that the Board elect such individual on an interim basis) as a director based upon the extent to which such individual satisfies the general criteria above and will contribute significantly to satisfying the overall mix of specific criteria identified above. Each annual decision to re-nominate an incumbent director must be based upon a careful consideration of such individual’s contributions, including the value of his or her experience as a director of the Company, the availability of new director candidates who may offer unique contributions and the Company’s changing needs.

The Nominating and Corporate Governance Committee will seek to identify potential director candidates who will strengthen the Board and will contribute to the overall mix of considerations identified above. This process should include establishing procedures for soliciting and reviewing potential nominees from directors and stockholders and for notifying those who suggest nominees of the outcome of such review. The Nominating and Corporate Governance Committee will have sole authority to retain and terminate any third-party search firms to be used to identify director candidates, including sole authority to approve any such search firm’s fees and other terms of retention.

The Nominating and Corporate Governance Committee will submit to the Board the candidates for director to be recommended by the Board for election at each annual meeting of stockholders and to be added to the Board at any other times due to any expansion of the Board, director resignations or retirements or otherwise. In the event of a vacancy on the Board, following determination by the Board that such vacancy must be filled, the Nominating and Corporate Governance Committee will identify candidates for director qualified to fill such vacancy that satisfies the general criteria above.

The Board and the Nominating and Corporate Governance Committee do not have a specific diversity policy, but consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

The following Board Diversity Matrix presents our Board diversity statistics, as voluntarily self-identified by our directors, in accordance with Nasdaq Listing Rule 5606.

Board Diversity Matrix (As of October 31, 2022)

Total Number of Directors:	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	1
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	1

Stockholder Recommendations

The Nominating and Corporate Governance Committee is responsible for the consideration of any written stockholder recommendations for candidates for the Board, which recommendations should be delivered or mailed, postage prepaid, to:

Nominating and Corporate Governance Committee

Stran & Company, Inc.

2 Heritage Drive, Suite 600

Quincy, MA 02171

CC: Chief Executive Officer

Stockholder recommendations must include the following information to be considered by our Nominating and Corporate Governance Committee: (a) all information relating to such recommended candidate as would be required to be disclosed for a director nominee pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and as required for stockholder nominations of director candidates pursuant to the Company’s Bylaws; (b) the names and addresses of the stockholders making the recommendation and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) other appropriate biographical information and a statement as to the qualification of the nominee. There are no pre-established qualifications, qualities or skills at this time that any particular director nominee must possess and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Any recommendations received from our security holders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.

Material Changes to Director Nomination Procedures

There have been no material changes to the procedures by which shareholders may recommend nominees to our Board since such procedures were last disclosed.

Communications with our Board of Directors

Stockholders seeking to communicate with our Board should submit their written comments to Mr. Andrew Shape, our President, Chief Executive Officer and a member of the Board, at Stran & Company, Inc., 2 Heritage Drive, Suite 600, Quincy, MA 02171. Mr. Shape will forward such communications to each member of our Board; provided that, if in the opinion of Mr. Shape it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such Code of Business Conduct and Ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

The full text of the Code of Business Conduct and Ethics is posted on our website at https://ir.stran.com/. Any waiver of the Code of Business Conduct and Ethics for directors or executive officers must be approved by our Audit Committee. We will disclose future amendments to our Code of Business Conduct and Ethics, or waivers from our Code of Business Conduct and Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website within four business days following the date of the amendment or waiver. In addition, we will disclose any waiver from our Code of Business Conduct and Ethics for our other executive officers and our directors on our website. A copy of our Code of Business Conduct and Ethics will also be provided free of charge upon request to: Secretary, Stran & Company, Inc., 2 Heritage Drive, Suite 600, Quincy, MA 02171.

Hedging and Pledging Prohibition

Under our Insider Trading Policy, our directors, officers, and key employees (and each such individual’s family members, other members of a person’s household and entities controlled or influenced by a person covered by this policy, as described in the policy) are prohibited from engaging the following transactions at any time: (i) engaging in short sales of our securities; (ii) trading in put options, call options or other derivative securities on an exchange or in any other organized market; (iii) engaging in hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds; and (iv) holding our securities in a margin account or otherwise pledging our securities as collateral for loan unless the collateral arrangement is specifically approved in advance by the administrator of the policy.

Director Compensation

Generally, our Board believes that the level of director compensation should be based on time spent carrying out Board and committee responsibilities and be competitive with comparable companies. In addition, the Board believes that a significant portion of director compensation should align director interests with the long-term interests of stockholders. The Board allows changes in its director compensation practices based on recommendations and approvals of the Compensation Committee.

Our Board and Compensation Committee approved the compensation of our non-employee directors, as follows: Under their independent director agreements, each non-employee director will receive an annual cash fee and an initial award of restricted common stock and a stock option. We will pay the annual cash compensation fee to each non-employee director in four equal installments no later than the fifth business day of each calendar quarter commencing in the quarter ending March 31, 2022. We granted the restricted stock and options to the non-employee directors on November 12, 2021. The cash fee paid to each non-employee director will be $20,000 as to Ms. Marshall, $26,000 as to Mr. McCourt, $26,000 as to Mr. Chippindale, and $20,000 as to Mr. Tani. Under their agreements, 2,892 shares of restricted common stock were awarded to each independent director. The restricted stock will vest in four (4) equal quarterly installments commencing in the quarter ending March 31, 2022. The option that was awarded to each non-employee director may be exercised to purchase 5,000 shares of common stock at the exercise price $4.15 per share. The option vests and becomes exercisable in twelve (12) equal monthly installments over the first year following the date of grant, subject to the respective non-employee director continuing in service on our Board through each such vesting date. The term of each stock option is ten (10) years from the date of grant. We will also reimburse each non-employee director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the non-employee director’s duties for us. As also required under the independent director agreements, we have separately entered into a standard indemnification agreement with each of our non-employee directors, the term of which began upon November 8, 2021.

The directors of the Company were compensated as such during the fiscal year ended December 31, 2021, as follows:

Name and Principal Position	Fees Earned or Paid in Cash	Stock Awards	Option Award	Non-Equity Incentive Plan Compensation Earnings	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Andrew Stranberg	$-	$-	$-	$-	$-	$-	$-
Andrew Shape	$-	$-	$-	$-	$-	$-	$-
Travis McCourt	$-	$-	$2,062	$-	$-	$-	$2,062
Alan Chippindale	$-	$-	$2,062	$-	$-	$-	$2,062
Alejandro Tani	$-	$-	$2,062	$-	$-	$-	$2,062
Ashley Marshall	$-	$-	$2,062	$-	$-	$-	$2,062

EXECUTIVE OFFICERS OF THE COMPANY

The biographical profiles on the following pages contain certain information with respect to our executive officers as of the Record Date (October 11, 2022).

Name	Age	Position
Andrew Stranberg	50	Executive Chairman, Treasurer, Secretary, and Director
Andrew Shape	49	President, Chief Executive Officer and Director
David Browner	34	Interim Chief Financial Officer
Randolph Birney	47	Executive Vice President
John Audibert	35	Vice President of Growth and Strategic Initiatives
Stephen Paradiso	67	Chief of Staff
Jason Nolley	44	Chief Technology Officer
Sheila Johnshoy	50	Chief Operating Officer

For information regarding Messrs. Stranberg and Shape, please refer to “Proposal No. 1- Election of Directors,” above.

David Browner has been our Interim Chief Financial Officer since July 2022. From July 2021 to July 2022, Mr. Browner served as the Company’s Controller. From November 2015 to July 2021, Mr. Browner was the Accounting Manager for the Company. From July 2012 to November 2015, Mr. Browner was a staff accountant for the Company. Mr. Browner has a Master of Business Administration in Accounting and a Bachelor of Business Administration from the University of Massachusetts Lowell.

Randolph Birney has been our Executive Vice President since 2015, and was one of our Sales Executives from 1999 to 2015. His role is focused on business development and strategic vision. In addition to these responsibilities, he is instrumental in managing the day-to-day business of multiple large retail and consumer-based program accounts. Mr. Birney holds a BA from the University of New Hampshire.

John Audibert has been our Vice President of Strategy and Growth Initiatives since March 2020. Mr. Audibert has over 12 years of investment banking, corporate finance and strategy consulting experience. He has been the President of Josselin Capital Advisors, Inc., since October 2019, which provides consulting services to high-growth businesses. He was formerly President of Woodland Way Advisors, Inc., a consulting firm, from January 2015 through December 2020. Mr. Audibert previously worked in the investment banking group of Sandler O’Neill + Partners, L.P. where he provided merger and acquisition advisory as well as capital raising services to middle-market clients. Prior to joining Sandler O’Neill, he was a strategic consultant at Putnam Associates. Mr. Audibert received a bachelor’s degree with a concentration in finance from the Carroll School of Management at Boston College. Mr. Audibert was an employee of the Company from March 2020 to May 2021, and since then has continued acting in his current capacity as an independent contractor.

Stephen Paradiso has been our Chief of Staff since December 2021. From October 2020 to December 2021, Mr. Paradiso acted as a consultant. From December 2012 until he retired early in October 2020, Mr. Paradiso served as president, and from January 2017 also as chief executive officer, of promotional products distributor ePromos Promotional Products, LLC, which was listed on ASI’s “Top 40 Distributors 2021”. From January 2008 to November 2012, he was chief operating officer, and from January 2007 to May 2008 was president, at promotional products distributor Touchstone Merchandise Group, LLC, which was also listed on ASI’s “Top 40 Distributors 2021”. From January 1988 to June 2001, Mr. Paradiso was president of Cyrk Inc., formerly a Nasdaq-listed company. Mr. Paradiso was listed in Counselor magazine’s “Power 50” from 2016 through 2019, ranking him one of the most influential people in the promotional products industry. Mr. Paradiso received a bachelor’s degree in Education from Framingham State University.

Jason Nolley has been our Chief Technology Officer since November 2021. From September 2021 to November 2021, Mr. Nolley was Senior Software Engineer at Sweetwater Sound, Inc., one of the largest online retailers of musical instruments and professional audio equipment in the United States. From October 2018 to September 2021, Mr. Nolley was Technology Solutions Manager of Warsaw, Indiana-based Wildman Business Group, LLC, and from September 2018 to October 2018 was its Web Marketing Manager. From October 2007 to August 2014, he was Solutions Advisor of Lake Nolley Group, LLC. From December 2005 to September 2007, he was Technical Sales & Marketing Manager of Goshen, Indiana-based LCI Shooting Sports. From January 2001 to December 2005, he was Media Developer at South Bend, Indiana-based Force 5 Media. Mr. Nolley earned a B.A. in Telecommunications with a minor in Japanese from Ball State University in June 2000. Mr. Nolley was granted Jitterbit Foundations and Jitterbit Core certifications in 2020 by software developer Jitterbit’s Jitterbit University online training program.

Sheila Johnshoy has been our Chief Operating Officer since March 2022. From June 2021 to February 2022, Ms. Johnshoy was Vice President of Sourcing & Merchandising at SwagUp, LLC, a promotional products service organization. From June 2020 to June 2021, Ms. Johnshoy was the owner and consultant at Sheila Johnshoy Consulting LLC. From May 2018 to June 2020, Ms. Johnshoy was Chief Revenue Officer at promotional products distributor ePromos Promotional Products, LLC (ePromos), one of ASI’s “Top 40 Distributors 2021”. From February 2017 to April 2018, Ms. Johnshoy was Vice President, Merchandising of Vericast’s Harland Clarke business. From February 2010 to February 2017, Ms. Johnshoy was Vice President of Marketing at ePromos. Ms. Johnshoy received a Bachelor of Science in Management and Marketing from St. Cloud State University – Herberger Business School, in 1995. Ms. Johnshoy is a 2009 graduate of the Mini MBA Program of the University of St. Thomas – Opus School of Business.

EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2021 and 2020

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Andrew Shape,	2021	386,154	-	-	-	4,846	(1)	391,000
President, Chief Executive Officer and Director	2020	335,000	187,746	-	-	6,750	(1)	529,496
Andrew Stranberg,	2021	518,964	-	-	-	-		518,964
Executive Chairman and Director	2020	300,000	250,000	-	-	-		550,000
Randolph Birney,	2021	289,615	-	-	-	9,000	(1)	298,615
Executive Vice President	2020	285,000	180,009	-	-	6,750	(1)	471,759
Christopher Rollins,	2021	211,202	32,857	14,854	144,955	3,600	(2)	407,468
Former Chief Financial Officer	2020	189,200	22,143	-	-	-		211,343

(1)	Other compensation consisted of covered automobile expenses.

(2)	Other compensation consisted of $2,769 of covered automobile expenses and $831 in cellphone expenses.

Executive Officer Employment and Consulting Agreements

Under our employment agreement with our Chief Executive Officer, Andrew Shape, dated July 13, 2021 and effective as of November 8, 2021, we agreed that, for a three-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Shape an annual salary of $400,000 and will be eligible to receive an annual cash bonus as determined by the board of directors. Pursuant to the employment agreement, on November 12, 2021, we awarded Mr. Shape a stock option for the purchase of 323,810 shares of the Company’s common stock with an exercise price equal to the price per share paid by investors in the Company’s initial public offering, or IPO, or $4.15 per share. The stock option will vest over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance of the option (75%) will vest monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month. The parties acknowledged that Mr. Shape was owed sales commissions for sales generated for the Company during 2018, 2019 and 2020 in the gross amount of $140,926.69 that were earned and due to Mr. Shape as of a date prior to the date of the employment agreement and that Mr. Shape did not waive his right to these sales commissions by entering into the agreement. Beginning on the date of the agreement, and continuing thereafter, interest at the rate of 2% per annum accrues on unpaid earned sales commissions. Beginning one month after the effective date of the agreement, the Company will pay Mr. Shape the gross amount of $10,000 per month towards Mr. Shape’s unpaid earned sales commissions, less deductions applicable to wages, or such lesser amount as the Company can afford, when the Company has “available cash,” defined as sufficient cash to ensure that the Company is not at material risk of default on any material financial obligation due in the next three months. Whether the Company has “available cash” shall be determined by the Board in its reasonable discretion, acting in good faith, taking into account any factors it deems germane, including without limitation the maintenance of reserves for future liabilities, whether certain or uncertain, and the preservation of funds for capital expenditures. At the earlier of the termination of Mr. Shape’s employment for any reason, regardless of whether termination is for cause, and thirty (30) months after the date of the employment agreement, Mr. Shape shall have the right to demand immediate payment of all unpaid earned sales commissions and interest in cash. Mr. Shape will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Shape’s employment by giving at least 30 days written notice. If we terminate Mr. Shape without cause or he resigns for good reason as provided under the agreement, we must pay at least 24 months’ severance, reimbursement of Mr. Shape for the first 18 months of the premiums associated with Mr. Shape’s continuation of health insurance for him and his family pursuant to COBRA, and immediate vesting of any outstanding unvested equity granted to Mr. Shape during his employment and immediate lifting of all lockups and restrictions on sales of such equity, or exercise of stock option. If we do not renew his employment agreement after the initial three-year term, then we must pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Shape’s continuation of health insurance for him and his family pursuant to COBRA. Mr. Shape is also subject to standard confidentiality and noncompetition provisions.

Under our employment agreement with our Executive Chairman, Andrew Stranberg, dated July 13, 2021 and effective as of November 8, 2021, we agreed that, for a three-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Stranberg an annual salary of $500,000 and will be eligible to receive an annual cash bonus as determined by the board of directors. Pursuant to the employment agreement, on November 12, 2021, we awarded Mr. Stranberg a stock option for the purchase of 400,000 shares of the Company’s common stock with an exercise price equal to the price per share paid by investors in the IPO, or $4.15 per share. The stock option will vest over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance of the option (75%) will vest monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month. Mr. Stranberg will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Stranberg’s employment by giving at least 30 days written notice. If we terminate Mr. Stranberg without cause or he resigns for good reason as provided under the agreement, we must pay at least 24 months’ severance, reimbursement of Mr. Stranberg for the first 18 months of the premiums associated with Mr. Stranberg’s continuation of health insurance for him and his family pursuant to COBRA, and immediate vesting of any outstanding unvested equity granted to Mr. Stranberg during his employment and immediate lifting of all lockups and restrictions on sales of such equity, or exercise of stock options. If we do not renew his employment agreement after the initial three-year term, then we must pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Stranberg’s continuation of health insurance for him and his family pursuant to COBRA. Mr. Stranberg is also subject to standard confidentiality and noncompetition provisions.

Under our employment agreement with our Executive Vice President, Randolph Birney, dated July 13, 2021 and effective as of November 8, 2021, we agreed that, for a three-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Birney an annual salary of $300,000 and an annual cash bonus as determined by the board of directors. Pursuant to the employment agreement, on November 12, 2021, we awarded Mr. Birney a stock option for the purchase of 76,190 shares of the Company’s common stock with an exercise price equal to the price per share paid by investors in the IPO, or $4.15 per share. The stock option will vest over a four-year period with 25% of the option vesting on the first anniversary of the date of grant and the balance of the option (75%) will vest monthly over the following three years after the first anniversary of the date of grant at a rate of 1/36 per month. The parties acknowledged that Mr. Birney was owed sales commissions for sales generated for the Company during 2018, 2019 and 2020 in the gross amount of $197,109.95 that were earned and due to Mr. Birney as of a date prior to the date of the employment agreement and that Mr. Birney did not waive his right to these sales commissions by entering into the agreement. Beginning on the date of the agreement, and continuing thereafter, interest at the rate of 2% per annum accrues on unpaid earned sales commissions. Beginning one month after the effective date of the agreement, the Company will pay Mr. Birney the gross amount of $10,000 per month for unpaid earned sales commissions, less deductions applicable to wages, or such lesser amount as the Company can afford, when the Company has “available cash,” defined as sufficient cash to ensure that the Company is not at material risk of default on any material financial obligation due in the next three months. Whether the Company has “available cash” shall be determined by the Board in its reasonable discretion, acting in good faith, taking into account any factors it deems germane, including without limitation the maintenance of reserves for future liabilities, whether certain or uncertain, and the preservation of funds for capital expenditures. At the earlier of the termination of Mr. Birney’s employment for any reason, regardless of whether termination is for cause, and thirty (30) months after the date of the employment agreement, he shall have the right to demand immediate payment of all unpaid earned sales commissions and interest in cash. Mr. Birney will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Birney’s employment by giving at least 30 days written notice. If we terminate Mr. Birney without cause or he resigns for good reason as provided under the agreement, we must pay at least 24 months’ severance, reimbursement of Mr. Birney for the first 18 months of the premiums associated with Mr. Birney’s continuation of health insurance for him and his family pursuant to COBRA, and immediate vesting of any outstanding unvested equity granted to Mr. Birney during his employment and immediate lifting of all lockups and restrictions on sales of such equity, or exercise of stock options. If we do not renew his employment agreement after the initial three-year term, then we must pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Birney’s continuation of health insurance for him and his family pursuant to COBRA. Mr. Birney is also subject to standard confidentiality and noncompetition provisions.

Under our employment agreement with Christopher Rollins, our former Chief Financial Officer, dated September 7, 2021 and effective as of November 8, 2021, we agreed that, for a two-year term, unless terminated earlier in accordance with its terms, Mr. Rollins would serve as our Chief Financial Officer. We agreed to pay Mr. Rollins an annual salary of $250,000. For each fiscal year completed during this term, Mr. Rollins was eligible to receive a cash bonus determined by the achievement of specified Company performance metrics. Prior to each fiscal year, a Company net sales target would be set for the following fiscal year. Mr. Rollins would receive a bonus equal to: (i) 20% of salary if 75% of the net sales target is achieved; (ii) 25% of salary if 100% of the net sales target is achieved; (iii) 50% of salary if 125% of the net sales target is achieved; or (iv) 80% of salary if 150% of the net sales target is achieved. Actual net sales for the fiscal year would be determined by the Company’s audited financial statements and according to Generally Accepted Accounting Principles. If actual net sales were between two of the bonus thresholds, then Mr. Rollins would receive a pro rata performance basis. Mr. Rollins was also eligible for additional bonus amounts as determined by the board of directors. In addition, pursuant to the employment agreement, on November 12, 2021, we awarded Mr. Rollins a stock option for the purchase of 81,000 shares of the Company’s common stock with an exercise price equal to the price per share paid by investors in the IPO, or $4.15 per share. Pursuant to the employment agreement, we also entered into a restricted stock award agreement with Mr. Rollins on November 12, 2021 granting him 10,000 restricted shares of common stock. Both the restricted stock and the stock option vested in accordance with the following vesting schedule: The option vested over a two-year period with 33% of the option vesting immediately upon issuance and the balance of the option (67%) vesting monthly over the following two years at a rate of 1/24 per month. Mr. Rollins was provided with standard executive benefits. The Company also provided standard indemnification and directors’ and officers’ insurance. Mr. Rollins’s employment was terminable by the Company upon 30 days’ written notice. If we had terminated Mr. Rollins without cause or he resigns for good reason as provided under the agreement, we would have been required to pay the lesser of the number of months’ severance remaining under the term of the agreement, and six months, provided that Mr. Rollins receive at least three months’ severance; reimbursement of Mr. Rollins for the first 18 months of the premiums associated with Mr. Rollins’s continuation of health insurance for him and his family pursuant to COBRA; and immediate vesting of any outstanding unvested equity granted to Mr. Rollins during his employment and immediate lifting of all lockups and restrictions on sales of such equity, or exercise of stock options. If we did not renew Mr. Rollins’s employment agreement after the initial two-year term, then we would have needed to pay six months’ severance and reimburse the first six months of the premiums associated with Mr. Rollins’s continuation of health insurance for him and his family pursuant to COBRA. Mr. Rollins resigned from his position as Chief Financial Officer effective July 29, 2022. As a result, the Company had no further compensation obligations to Mr. Rollins except for any amounts previously earned and not yet paid as of his resignation date. The unvested portion of Mr. Rollins’ restricted stock was forfeited upon resignation, and the unvested portion of Mr. Rollins’ stock option became non-exercisable. The vested portion of Mr. Rollins’ option became non-exercisable as of October 28, 2022. Mr. Rollins’ employment agreement contains standard confidentiality and noncompetition provisions which apply through the 12-month period after Mr. Rollins’ resignation.

Under our consulting agreement with John Audibert, our Vice President of Strategy and Growth Initiatives, and his wholly-owned company, Josselin Capital Advisors, Inc., or the Consultant, dated December 2, 2021, we agreed that, for a 27-month term, unless terminated earlier in accordance with its terms, we will receive the services of the Consultant and pay or grant the Consultant the compensation described below, and Mr. Audibert will continue to serve as our Vice President of Strategy and Growth Initiatives. We agreed to pay the Consultant a signing fee of $30,000, an annual fee of $100,000 and a monthly automobile bonus of $750. We agreed to grant the Consultant base restricted stock bonuses as follows: (i) 20,000 restricted shares of common stock, granted as of the agreement date, which vests on the three-month anniversary of the date of grant; (ii) 20,000 additional fully-vested shares of common stock to be granted on the six-month anniversary of the agreement date; and (iii) 20,000 additional fully-vested shares of Common Stock to be granted on the twelve-month anniversary of the agreement date. We also agreed to performance-based equity grants to the Consultant consisting of (i) the grant of an option which may be exercised to purchase 65,000 shares of common stock at the exercise price per share of $3.90 which will vest based on the attainment of the option’s performance-based criteria, and fully-vested restricted stock to be granted upon attainment of the same performance-based criteria, as follows: (i) 10,000 fully-vested restricted shares will be granted and the stock option will vest as to 10,000 shares of common stock if our sales exceed $21,000,000 combined for any two consecutive quarters or if our market capitalization exceeds $65,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the agreement term; (ii) 10,000 additional fully-vested restricted shares will be granted and the stock option will vest as to 10,000 additional shares of common stock if our sales exceed $25,000,000 combined for any two consecutive quarters or if our market capitalization exceeds $75,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the term; (iii) 15,000 additional fully-vested restricted shares will be granted and the stock option shall vest as to 20,000 additional shares if our sales exceed $37,500,000 combined for any two consecutive quarters or if our market capitalization exceeds $90,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the agreement term; and (iv) 25,000 additional fully-vested restricted shares will be granted and the stock option will vest as to 25,000 additional shares if our sales exceed $45,000,000 combined for any two consecutive quarters or if our market capitalization exceeds $180,000,000 for twenty-five (25) out of thirty (30) consecutive trading days anytime within the term. “Sales” will be determined by our audited or reviewed financial statements and according to Generally Accepted Accounting Principles. Our “market capitalization” will be the closing stock price of our common stock as reported by The NASDAQ Stock Market LLC multiplied by the total shares of common stock outstanding as of 4:00 PM E.T. on the date that such closing stock price was determined as reported by our transfer agent. All such grants will be subject to standard forms of stock option or restricted stock award agreements and the terms and conditions of our Amended and Restated 2021 Equity Incentive Plan. They will also be subject to the lock-up provisions of the Lock-Up Agreement between Mr. Audibert and EF Hutton, division of Benchmark Investments, LLC, or the representative, dated November 8, 2021, which generally provides that any shares of our common stock held at any time by Mr. Audibert during the 180 days following our initial public offering may not be transferred without the consent of the representative. Upon the occurrence of a change in control during the consulting agreement’s term, whether or not the Consultant’s engagement is terminated, or upon Consultant’s termination without cause, all restricted stock, stock option, stock appreciation right or similar awards granted to or pending grant to and held by the Consultant will immediately vest and will no longer be subject to forfeiture, unless expressly provided otherwise in the governing documents for such awards. For each fiscal year completed during this term, the Consultant will also be eligible to receive additional bonuses as determined by the board of directors. Both we and the Consultant may terminate the consulting agreement by giving at least 30 days’ written notice. If we or the Consultant terminate the consulting agreement without cause as provided under the agreement, and the Consultant and Mr. Audibert then deliver their signatures to the general release and waiver form annexed to the consulting agreement, we must pay a $25,000 fee. The Consultant and Mr. Audibert are also subject to certain independent contractor, non-solicitation, confidentiality and non-interference provisions under the consulting agreement and the Consultant’s stock option agreement and restricted stock award agreement.

Under our employment letter agreement with Ms. Johnshoy, our Chief Operating Officer, Ms. Johnshoy will receive an annual base salary of $250,000 and potential salary and annual bonus increases in future years based on the successful achievement of personal and business-related goals. Ms. Johnshoy is eligible to receive annual performance cash bonuses with a target bonus percentage ranging from 25% to 100% of base salary based on the occurrence of specified business revenue amounts or the discretionary approval of our Chief Executive Officer, subject in each case to final approval by the Compensation Committee. Pursuant to the employment letter agreement, we agreed to grant Ms. Johnshoy a signing bonus of 5,000 restricted shares and an option to purchase 5,000 shares of our common stock, which will be subject to a six-month lockup provision. In addition, Ms. Johnshoy is eligible to receive up to 35,000 additional shares of common stock and an option to purchase up to an aggregate of 35,000 additional shares of common stock upon the occurrence of specified business revenue amounts or at the discretionary approval of our Chief Executive Officer, subject in each case to final approval by the Compensation Committee. Consistent with such obligations, the Compensation Committee approved the grant of an option to purchase a total of 40,000 shares of common stock to Ms. Johnshoy at an exercise price per share of $1.60, which was the closing price of our common stock on March 11, 2022, the date that the employment letter agreement was countersigned by Ms. Johnshoy, and 5,000 shares of restricted common stock, with the transfer restrictions and performance-based vesting terms described above. Additionally, under the employment letter agreement, if specified trailing twelve-month revenues occur within 3.5 years of Ms. Johnshoy’s start of employment, she will earn an additional bonus of 100,000 shares of common stock. After the first year of employment, all bonus compensation terms will be subject to review. In addition, Ms. Johnshoy is entitled to severance benefits equal to four months’ salary if terminated without Cause (as defined in the employment letter agreement) during the first year of employment and four months’ salary if terminated during the second year of employment. Ms. Johnshoy will be eligible to receive certain health care, dental, life insurance, disability, and retirement benefits after three months’ employment. Ms. Johnshoy will receive unlimited vacation days encompassing vacation, personal and sick days, subject to two weeks’ notice and approval whenever possible. Under the employment letter agreement, Ms. Johnshoy is required to sign a standard nondisclosure and non-solicitation agreement that will not restrict Ms. Johnshoy from working within the promotional industry, but will require Ms. Johnshoy to maintain confidentiality and refrain from soliciting current clients or employees that were existing or obtained during Ms. Johnshoy’s employment with us.

Under our employment letter agreement with Stephen Paradiso, our Chief of Staff, Mr. Paradiso will receive an annual base salary of $175,000 and potential salary and annual bonus increases in future years based on the successful achievement of personal and business-related goals. Mr. Paradiso is eligible to receive annual performance cash bonuses with a target bonus percentage ranging from 25% to 100% of base salary based on the occurrence of specified business trailing 12-month revenue amounts or the discretionary approval of our Chief Executive Officer, subject in each case to final approval by the Compensation Committee. Pursuant to the employment letter agreement, we granted Mr. Paradiso a bonus of 65,000 restricted shares and an option to purchase 65,000 shares of our common stock, which will vest in eight equal installments over two years and be subject to a six-month lockup provision. In addition, Mr. Paradiso is eligible to receive up to 40,000 shares of common stock and an option to purchase up to an aggregate of 40,000 additional shares of common stock upon the occurrence of specified business trailing 12-month revenue amounts. Mr. Paradiso may also receive up to an aggregate of 22,500 shares of common stock and an option to purchase up to an aggregate of 22,500 additional shares of common stock once certain business benchmarks are achieved. Pursuant to the employment letter agreement, an option to purchase up to 125,000 shares was granted with vesting terms based on the above time-based and performance-based vesting requirements, at an exercise price per share of $4.72, which was the closing price of our common stock on the date that the employment letter agreement was countersigned by Mr. Paradiso. Additionally, if a specified additional business trailing 12-month revenue goal is met within three years of Mr. Paradiso’s start of employment, he will earn an additional bonus of 100,000 shares of common stock. After the second year of employment, all bonus compensation terms will be subject to review. Mr. Paradiso will be eligible to receive certain health care, dental, life insurance, disability, and retirement benefits after three months’ employment. Mr. Paradiso will receive 25 days of paid time off annually, including vacation and sick days, subject to two weeks’ notice and approval whenever possible. Mr. Paradiso is required to sign a standard nondisclosure and noncompete agreement that will not restrict Mr. Paradiso from working within the print or promotional industry, except for specific direct competitors that are individually listed in that agreement, but Mr. Paradiso will be required not to solicit any current or existing clients or customers that were obtained prior to Mr. Paradiso’s employment or obtained during his employment unless given prior approval by us for the period specified in the noncompete agreement.

Under our employment letter agreement with Jason Nolley, our Chief Technology Officer, Mr. Nolley will receive an annual base salary of $150,000. As a signing bonus, Mr. Nolley was awarded an option to purchase 60,000 shares of common stock at $4.36 per share, which the closing price of our common stock the day before the employment letter agreement was signed. The option vests in three equal amounts at each of the first, second and third anniversaries of the date of the date of the employment letter agreement. Mr. Nolley is eligible to receive up to $125,000 in the Company’s common stock upon our achievement of certain amounts of trailing 12-month annual sales amounts. Mr. Nolley is entitled to severance benefits equal to six months’ salary if terminated without due cause. Mr. Nolley will be eligible to receive certain health care, dental, life insurance, disability, and retirement benefits after three months’ employment. Mr. Nolley will receive 15 days of paid time off, subject to two weeks’ notice and approval whenever possible. Mr. Nolley is subject to certain nondisclosure and non-solicitation provisions under his stock option agreement.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2021, the following named executive officers had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Name	Number of Securities Underlying Unexercised Options # Exercisable	# Unexercisable	Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock not Vested	Market Value of Shares or Units not Vested	Awards: Number of Unearned Shares, Units or Other Rights not Vested	Value of Unearned Shares, Units or Other Rights not Vested
Andrew Shape, President, Chief Executive Officer and Director	-	323,810	-	$4.15	11/11/2031	-	-	-	-

Andrew Stranberg, Executive Chairman and Director	-	400,000	-	$4.15	11/11/2031	-	-	-	-

Randolph Birney, Executive Vice President	-	76,190	-	$4.15	11/11/2031	-	-	-	-

Christopher Rollins, Former Chief Financial Officer	28,991	52,009	-	$4.15	11/11/2031	6,142	$38,847	-	-

Director Compensation

For a discussion of compensation to our non-employee directors during the fiscal year ended December 31, 2021, see “Board of Directors and Corporate Governance – Director Compensation”.

2021 Equity Incentive Plan

On September 14, 2021, we established the Stran & Company, Inc. Amended and Restated 2021 Equity Incentive Plan, or the Equity Incentive Plan, or Plan. The purpose of the Plan is to grant restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan is 3,000,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. As of December 31, 2021, 1,250,432 shares remained available for issuance under the Plan, including shares not otherwise reserved for outstanding stock options issued under the Plan.

The following summary briefly describes the principal features of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Awards that may be granted include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Stock Appreciation Rights, (d) Restricted Awards, (e) Performance Share Awards, and (f) Performance Compensation Awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our common stock and the award holder’s continuing service with our company.

Stock options give the option holder the right to acquire from us a designated number of shares of common stock at a purchase price that is fixed upon the grant of the option. The exercise price will not be less than the market price of the common stock on the date of grant. Stock options granted may be either tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options.

Stock appreciation rights, or SARs, which may be granted alone or in tandem with options, have an economic value similar to that of options. When a SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. The exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment — the appreciation value — either in cash or shares of common stock valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted shares are shares of common stock awarded to participants at no cost. Restricted shares can take the form of awards of restricted stock, which represent issued and outstanding shares of our common stock subject to vesting criteria, or restricted stock units, which represent the right to receive shares of our common stock subject to satisfaction of the vesting criteria. Restricted shares are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded.

The Plan also provides for performance compensation awards, representing the right to receive a payment, which may be in the form of cash, shares of common stock, or a combination, based on the attainment of pre-established goals.

All of the permissible types of awards under the Plan are described in more detail as follows:

Purposes of Plan: The purposes of the Plan are to attract and retain officers, employees and directors for our company and its subsidiaries; motivate them by means of appropriate incentives to achieve long-range goals; provide incentive compensation opportunities; and further align their interests with those of our stockholders through compensation that is based on our common stock.

Administration of the Plan: The Plan is currently administered by our board of directors and will be administered by our compensation committee once it is established (which we refer to as the administrator). Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

Eligible Recipients: Persons eligible to receive awards under the Plan will be those officers, employees, consultants, and directors of our company and its subsidiaries who are selected by the administrator.

Shares Available Under the Plan: The maximum number of shares of our common stock that may be delivered to participants under the Plan is 3,000,000, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan.

Stock Options:

General. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the administrator, by actual or constructive delivery of shares of common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. As described elsewhere in this summary, an incentive stock option is an option that is intended to qualify under certain provisions of the Code, for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution, and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights: Awards of SARs may be granted alone or in tandem with stock options. SARs provide the holder with the right, upon exercise, to receive a payment, in cash or shares of stock, having a value equal to the excess of the fair market value on the exercise date of the shares covered by the award over the exercise price of those shares. Essentially, a holder of a SAR benefits when the market price of the common stock increases, to the same extent that the holder of an option does, but, unlike an option holder, the SAR holder need not pay an exercise price upon exercise of the award.

Stock Awards: Stock awards can also be granted under the Plan. A stock award is a grant of shares of common stock or of a right to receive shares in the future. These awards will be subject to such conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Cash Awards: A cash award is an award that may be in the form of cash or shares of common stock or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the administrator.

Performance Criteria: Under the Plan, one or more performance criteria will be used by the administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator deems appropriate. In determining the actual size of an individual performance compensation award, the administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The administrator shall not have the discretion to (i) grant or provide payment in respect of performance compensation awards if the performance goals have not been attained or (ii) increase a performance compensation award above the maximum amount payable under the Plan.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to the capitalization of our company, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board also has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the securities authorized for issuance under our incentive plans as of December 31, 2021.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,587,000	(2)	$4.19	1,250,432	(3)
Equity compensation plans not approved by security holders	-		-	-
Total	1,587,000		$4.19	1,250,432

(1)	On September 14, 2021, we established the Stran & Company, Inc. Amended and Restated 2021 Equity Incentive Plan, or the Equity Incentive Plan, or Plan. The purpose of the Plan is to grant restricted stock, stock options and other forms of incentive compensation to our officers, employees, directors and consultants. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Plan is 3,000,000 shares. Cancelled and forfeited stock options and stock awards may again become available for grant under the Plan. For a further description of the Plan, see Item 11. “Executive Compensation – 2021 Equity Incentive Plan”.
(2)	Includes both vested and unvested options to purchase common stock and unvested stock grants under the Plan.
(3)	Represents shares available for award grant purposes under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following includes a summary of transactions since the beginning of our 2020 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Loans with Executive Chairman as Borrower, Lender or Guarantor

Andrew Stranberg, our Executive Chairman and largest shareholder, has issued notes payable to us in exchange for Company loans. The amounts due from Mr. Stranberg were unsecured and non-interest bearing and there was no formal repayment plan under the notes. At December 31, 2021, 2020 and 2019, the amounts due from Mr. Stranberg were $0, $6,748, and $0, respectively. The amounts outstanding under all notes issued by Mr. Stranberg to the Company were repaid as of July 20, 2021.

We have also borrowed funds from our Executive Chairman, Andrew Stranberg, during periods when Mr. Stranberg did not already owe funds to us. The loans are unsecured, non-interest bearing, and there is no formal repayment plan. At December 31, 2021, 2020 and 2019, amounts due to Mr. Stranberg were $0, $0 and $38,207, respectively. In September 2021, Mr. Stranberg loaned us $500,000 on an unsecured basis, accruing interest at 5% compounding monthly with no formal repayment plan. The total amount owed, including principal of $500,000 and interest of $4,740, was repaid to Mr. Stranberg on November 22, 2021.

From July 2018 to November 2021, the Company had a secured line of credit with Bank of America allowing borrowings of as much as $3,500,000. At December 31, 2020 and 2019, borrowings on this line of credit amounted to $1,650,000 and $2,150,000, respectively. The line bore interest at the LIBOR Daily Floating Rate plus 2.75%. At December 31, 2020 and 2019, interest rates were 4.20% and 4.55%, respectively. The line was reviewed annually and was due on demand. This line of credit was secured by substantially all assets of the Company. Mr. Stranberg was a guarantor on the line of credit. We fully repaid and terminated this line of credit on November 22, 2021.

Transactions with Non-Employee Director

We and Alan Chippindale, one of our non-employee directors, are parties to a Buyer’s Agreement, dated June 25, 2020, or the Buyer’s Agreement. Under the Buyer’s Agreement, Mr. Chippindale agreed to provide certain merger and acquisition, management and recruitment consulting services in connection with our acquisition of the Wildman Imprint assets. We agreed to pay Mr. Chippindale a fee of $20,000 upon completion of a purchase and sale agreement and two annual fees of 1.5% of gross margin less costs attributable to the acquisition. In November 2021, we paid Mr. Chippindale $9,954 as the first annual fee under the Buyer’s Agreement. Separately from the Buyer’s Agreement, in September 2022, we paid Mr. Chippindale a one-time fee of $15,000 for providing certain merger and acquisition consulting services in connection with our acquisition of Trend Promotional Marketing Corporation (d/b/a Trend Brand Solutions). The fees paid or that we have agreed to pay to Mr. Chippindale for consulting services to date have totaled less than $120,000. Our board of directors has determined that Mr. Chippindale remains eligible under NASDAQ and SEC rules to serve as an “independent director” of the Company and as a member and chairman of our compensation committee and a member of our nominating and corporate governance committee. Due to Mr. Chippindale’s compensation under the agreement, the board has determined that he is currently not eligible to be a member of our audit committee.

Transactions with Long Blockchain Corp.

We entered into an agreement with Long Blockchain Corp., or LBCC, and its wholly-owned subsidiary, Stran Loyalty Group Inc., or SLG, dated July 26, 2018. According to a Schedule 13D jointly filed by the Company and Mr. Stranberg on August 7, 2018, as of July 26, 2018, Mr. Stranberg owned a total of 4,288,799 shares or approximately 23.6% of LBCC, which included 1,788,799 shares of common stock of LBCC that he previously acquired with his personal funds, and 2,500,000 shares that were required to be issued to the Company on July 26, 2018 which were deemed beneficially owned by Mr. Stranberg as a control person of the Company. According to a proxy statement filed by LBCC on April 19, 2019, as of April 12, 2019, Mr. Stranberg still beneficially owned 4,233,744 shares or approximately 13.5% of LBCC, including the 2,500,000 shares required to be issued to the Company. This agreement between us, LBCC and SLG was terminated as of July 31, 2020, and the Company has not received any of the 2,500,000 shares.

Under the agreement, we were required to provide SLG with certain assets and services for it to operate loyalty and gift card programs for designated program clients. Under the agreement we were also required to pay SLG all amounts collected by us, other than loyalty card balances, from program clients, and to provide an option to SLG to purchase the operating assets at cost. As compensation, LBCC was required to issue 2,500,000 shares of common stock to us upon signing and certain additional amounts of shares of its common stock to us depending on SLG’s net revenue and operating profit for each of the first two years of the contract, as follows:

Year One LBCC Share Compensation

SLG Net Revenue	SLG Adjusted EBITDA Margin	Number of LBCC Shares Earned
Less than $1,250,000	Less than 20%	The number of LBCC shares earned shall be based upon SLG’s net revenue for year one, divided by the average of the share price of LBCC’s common stock for the last 30 days of the year one measurement period, but in any event, not more than 1,750,000 shares of LBCC common stock, and if SLG’s year one net revenue is less than $625,000, then we forfeit any shares that we would otherwise earn
Equal to or greater than $1,250,000	Equal to or greater than 20%	1,750,000 LBCC shares shall be earned
Equal to or greater than $1,500,000	Equal to or greater than 25%	2,250,000 LBCC shares shall be earned, plus additional shares of LBCC common stock equal to 1.25 multiplied by the amount of SLG’s net revenue for year one that is greater than $1,500,000, divided by the average of the share price of LBCC’s common stock for the last 30 days of the year one measurement period

Year Two LBCC Share Compensation

Net Revenue	Adjusted EBITDA Margin	Number of LBCC Shares Earned
Less than $1,750,000	Less than 20%	The number of LBCC shares earned shall be based upon SLG’s net revenue for year two divided by the trailing 30-day share price of LBCC’s common stock, but in any event, not more than 2,000,000 shares of LBCC common stock
Equal to or greater than $1,750,000 and less than $2,250,000	Equal to or greater than 20%	2,000,000 LBCC shares shall be earned
Equal to or greater than $2,250,000	Equal to or greater than 25%	2,250,000 LBCC shares shall be earned, plus additional LBCC shares of common stock equal to 1.25 multiplied by the amount of SLG’s Net Revenue for year one that is greater than $2,250,000, divided by the average of the share price of LBCC common stock for the last 30 days of the year two measurement period.

Pursuant to the agreement, Mr. Stranberg entered into a subscription agreement with LBCC under which Mr. Stranberg purchased 1,500,000 additional shares of common stock of LBCC at $0.40 per share, or $600,000 in aggregate. According to a Schedule 13D jointly filed by the Company and Mr. Stranberg on August 7, 2018, Mr. Stranberg used personal funds for this purchase. Mr. Stranberg received a three-year warrant from LBCC to purchase an additional 450,000 shares of common stock of LBCC at $0.50 per share. Pursuant to the terms of the warrant, Mr. Stranberg was not permitted to exercise any portion of the warrant to the extent that after giving effect to such issuance after exercise, Mr. Stranberg (together with his affiliates, and any other persons acting as a group together with Mr. Stranberg or any of his affiliates), would beneficially own in excess of 9.99% of the number of shares outstanding immediately after giving effect to the issuance of shares issuable upon exercise of the warrant. Pursuant to the subscription agreement, Mr. Stranberg agreed not to sell or transfer the shares and the warrant unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available. Mr. Stranberg did not exercise the warrant.

Under the agreement, we and our affiliates, including Mr. Stranberg, had the option to purchase up to an additional 1,500,000 shares of common stock of LBCC at $0.40 per share prior to July 31, 2019, which if exercised in full would have also entitled us to another warrant to purchase up to an amount of common stock of LBCC equal to 30% of the amount that had been purchased. We and our affiliates, including Mr. Stranberg, did not exercise this option.

The agreement automatically renewed for additional one-year terms unless terminated by either party more than 60 days before the end of the term or upon a material breach of contract by the other party. The agreement did not specify the amount of compensation for additional term years.

Under the agreement, SLG was required to reimburse us for certain expenses that we incur as a result of providing the required program services. The amounts due from SLG at December 31, 2020 and 2019 were $0 and $138,561, respectively.

As required by the agreement with SLG and LBCC, we entered into a separate lockup agreement, dated July 26, 2018, in which we agreed not to transfer or sell the LBCC shares received upon execution and any LBCC shares received as compensation for the first year until July 31, 2019 and January 31, 2020, respectively, with exceptions for specified permitted transferees.

Other than Mr. Stranberg, as disclosed above, and our Vice President of Strategy and Growth Initiatives, John Audibert, who received a nominal number of shares of LBCC in exchange for services provided during 2018, no other officers, directors or shareholders of the Company are shareholders of LBCC.

Overlap in Management with Long Blockchain Corp.

In addition to the other terms of the agreement with SLG and LBCC described above, LBCC and our President, Chief Executive Officer and director Andrew Shape entered into an employment agreement dated as of July 26, 2018, pursuant to which Mr. Shape was appointed chief executive officer and chairman of the board of LBCC from July 2018 to February 2021. As a result of his position as both chief executive officer and chairman of the board of LBCC and as our chief executive officer, president and director, our management overlapped with the management of LBCC during that period.

Under Mr. Shape’s employment agreement, Mr. Shape was entitled to $200,000 annual salary through the equal quarterly issuance of restricted shares of common stock of LBCC at a price per share equal to 85% of the average closing price for ten trading days prior to the end of the quarter, but in any event not less than $0.30 per share. According to page 8 of a proxy statement filed by LBCC on April 22, 2019, as of April 12, 2019, “437,251 shares were earned by Mr. Shape under his employment agreement dated July 26, 2018, but not yet issued.” Pursuant to the employment agreement with LBCC, on May 21, 2019 Mr. Shape was granted a warrant to purchase 2,000,000 shares of common stock of LBCC at a price per share of $0.25, exercisable from January 18, 2019 to January 17, 2023. Mr. Shape has not exercised the warrant. The employment agreement contained other standard provisions including as to termination, nondisclosure and noncompetition. Mr. Shape resigned from his positions with LBCC as of February 2021 and none of our officers, directors or shareholders have any employment or directorship relationship with LBCC.

Revocation of Registration of Common Stock of Long Blockchain Corp.

Pursuant to an “Order Instituting Proceedings Pursuant To Section 12(j) Of The Securities Exchange Act Of 1934, Making Findings, And Revoking Registration Of Securities,” File No. 3-20228, Administrative Proceeding, Release No. 91174 / February 19, 2021, the SEC found that “[f]rom approximately 2015 to 2017, [LBCC]’s principal business was ready-to-drink beverages. In December 2017, the company changed its name to LBCC and announced that it was shifting its business operations from soft drink production to activities related to blockchain technology. Its blockchain business never became operational. LBCC has common stock registered pursuant to Section 12(g). The common stock of LBCC was registered under Section 12(b) of the Exchange Act and traded on NASDAQ until NASDAQ filed a Form 25 on June 6, 2018 to delist the securities. LBCC stock is currently quoted and on OTC Link whose parent company is OTC Markets Group, Inc.” In addition, the SEC found that “LBCC has failed to comply with Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereunder in that it has not filed an annual report on Form 10-K since the period ended December 31, 2017. LBCC is also delinquent in filing quarterly reports, having not filed a Form 10-Q since the period ended September 30, 2018.” Based in part on these findings, effective February 22, 2021, the SEC revoked the registration of the common stock of LBCC under the Exchange Act, and its stock is no longer listed or quoted on any securities exchange or trading market.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial holders of more than 10% of our shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. We believe, based solely on a review of the copies of such reports furnished to us and representations of these persons, that all reports were timely filed for the year ended December 31, 2021, except that the Form 3 for each of our Chief Technology Officer Jason Nolley and Chief of Staff Stephen Paradiso were filed late due to administrative oversight.

ADDITIONAL INFORMATION

OTHER MATTERS

Our Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more officers of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

DEADLINES FOR STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for the 2023 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at 2 Heritage Drive, Suite 600, Quincy, MA 02171, no later than July 3, 2023, unless the 2023 Annual Meeting date will be prior to October 31, 2023, in which case the proposal may be submitted a reasonable time before the Company begins to print and send its proxy materials for the 2023 Annual Meeting. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement. The proposal must also comply with the other requirements for stockholder proposals under Rule 14a-8 under the Exchange Act in order for it to be required to be included in our proxy statement for the 2023 Annual Meeting.

If you wish to have a proposal included in our proxy statement for the 2023 Annual Meeting outside the processes of Rule 14a-8 under the Exchange Act, a proposal submitted by a stockholder and intended to be presented at the 2023 Annual Meeting must generally be submitted in writing to the Company’s Secretary at 2 Heritage Drive, Suite 600, Quincy, MA 02171, and received not earlier than August 2, 2023 and not later than the close of business on September 1, 2023, unless the 2023 Annual Meeting is held prior to October 31, 2023, in which case it may also be submitted between the date that is 120 days prior to the 2023 Annual Meeting date and the close of business on the later of the 90th day prior to the 2023 Annual Meeting date, the 10th day following the day on which public announcement of the 2023 Annual Meeting date is first made. A stockholder proposal will need to comply with other requirements of our Bylaws regarding the inclusion of stockholder proposals in Company-sponsored proxy materials in order to be considered for inclusion under our Bylaws. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are required to include under our Bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 2, 2023, unless the 2023 Annual Meeting date will be prior to October 31, 2023, in which case the notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made by the Company. The required notice should be addressed to the Company’s Secretary at 2 Heritage Drive, Suite 600, Quincy, MA 02171.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person solicited by this proxy statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this proxy statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at https://ir.stran.com after it is filed with the SEC.

October 31, 2022	By Order of the Board of Directors

/s/ Andrew Stranberg
Executive Chairman, Secretary and Treasurer

STRAN & COMPANY, INC.
2 HERITAGE DRIVE, SUITE 600	VOTE BY INTERNET
QUINCY, MA 02171	Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STRN2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D92128-Z83702	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STRAN & COMPANY, INC.
The Board of Directors recommends that you vote FOR the following:
1.	To elect the six (6) members to our Board of Directors named in the accompanying proxy statement to hold office until the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”);

Nominees:		For	Withhold	3.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.

1a.	Andrew Stranberg	☐	☐		IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS (PROPOSAL NO. 1), AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022 (PROPOSAL NO. 2). IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.
1b.	Andrew Shape	☐	☐
1c.	Travis McCourt	☐	☐
1d.	Alan Chippindale	☐	☐
1e.	Alejandro Tani	☐	☐
1f.	Ashley Marshall	☐	☐

The Board of Directors recommends that you vote FOR the following:		For	Against	Abstain	I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated October 31, 2022 and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

2.	To ratify the appointment of BF Borgers CPA PC as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and	☐	☐	☐

If you are voting by mail, please sign, date and mail this proxy immediately in the enclosed envelope. You are also permitted and encouraged to vote online by following the instructions on the Notice of Internet Availability of Proxy Materials that was separately mailed to you.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope, if mailed in the United States.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D92129-Z83702

STRAN & COMPANY, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 30, 2022

Annual Meeting Proxy Card

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of STRAN & COMPANY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 31, 2022, and hereby constitutes and appoints Mr. John Audibert, the Company’s Vice President of Growth and Strategic Initiatives, and Mr. David Browner, the Company’s Interim Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 30, 2022 (the “Annual Meeting”), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the matter described below.

Continued and to be signed on reverse side